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                              POWER OF ATTORNEY
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KNOW ALL MEN BY THESE PRESENTS:

     That I, Mary Price Ratrie, an individual of Malden, Kanawha County, West Virginia, do hereby make, constitute and appoint my daughter, Nelle R. Chilton, of Charleston, West Virginia, as my true and lawful attorney, for me and in my name, place and stead, to:

     1. Ask for, demand, sue for, collect, recover, and receive all sums of money, debts, dues, accounts, rents, legacies, bequests, interests, dividends, annuities and demands whatsoever as are now or shall hereafter become due, owing, payable of belonging to me;

     2.  Sign and negotiate any and all checks drawn in my favor;

     3. Deposit in my name in any bank or banks any and all money collected or received for may account by my said attorneys;

     4. Draw checks or drafts upon any and all bank accounts or deposits owing or belonging to me;

     5. Pay any and all bills, accounts, claims, and demands now or hereafter payable by me;

     6. Act for me in any business in which I am now or have been engaged or interested, and in connection with any contract or contacts heretofore made by me;

     7.  Sign and file any and all of my federal and state or other tax returns;

     8. Sell any stock, bond or other securities, whether issued by governmental body, private corporation, or otherwise belonging to me or standing in my name;

     9. Borrow from time to time such sums of money and upon such terms as my said attorneys may think advisable or expedient for or in relation to any of my property, real, personal or mixed, and for such purposes to make, execute and deliver any note or notes or other evidences of indebtedness and to give, seal, execute, deliver and acknowledge mortgages and deeds of trust, all with such powers and provisions as my said attorneys may think proper;
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     10. Sell or lease any part or parts of my real or personal estate, or any interest which I may have in any real or personal property, wheresoever situated, make all necessary deeds and conveyances thereof, with all necessary covenants, warranties, and assurances, and to sign, seal, acknowledge, and deliver the same;

     11. Make annual gifts on my behalf to my descendants within the annual exclusions from the federal gift tax and to qualifying charitable entities;

     12. Do and perform generally all matters and things, vote all stock, deal with all safe deposit boxes, transact all business, make, seal, execute and acknowledge all deeds, contracts, leases, orders, writings, assurances and instruments which may be requisite or proper to effectuate any matter or thing appertaining or belonging to me, and act for me in all matters affecting my business or property, with the same force and effect to all intents and purposes as though I were personally present and acting for myself.

I do hereby ratify and confirm whatsoever my said attorney, or any substitute or agent appointed by my said attorney, shall do by authority hereof. This power of attorney shall not be affected or terminated by my subsequent disability or incompetence.

     IN WITNESS WHEREOF, I have hereunto affixed my signature and seal, this 9th day of October, 1986.
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                                          /s/ Mary Price Ratrie
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                                          Mary Price Ratrie

STATE OF WEST VIRGINIA,
COUNTY OF KANAWHA, To-Wit:

     I, James H. Nix, a Notary Public of said County, do certify that Mary Price
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Ratrie, whose name is signed to the writing above bearing date the 9th day of
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October, 1986, has this day acknowledged the same before me in my said County.
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     Given under my hand this 9th day of October, 1986.
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     My commission expires April 17, 1990.
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                                          /s/ James H. Nix
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                                                  Notary Public